Exhibit 9



                                  TENDER OFFER NOTE
                                  -----------------

          $42,000,000.00                                 New York, New York
                                                          December 30, 1997

                    FOR VALUE RECEIVED, the undersigned, ZEPHYROS ACQUISITION CORPORATION, as Borrower ("Borrower"), hereby unconditionally promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), at the office of Agent (as defined in the Loan Agreement referred to below) at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Tender Offer Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FORTY-TWO MILLION DOLLARS AND NO CENTS ($42,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lenders under the Tender Offer Loan Agreement pursuant to subsection 2.1(A) of the
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          Loan Agreement (as hereinafter defined), at such times as are specified in and in accordance with the provisions of the Loan Agreement.

                    This Tender Offer Note is the Tender Offer Note referred to in, was executed and delivered pursuant to, and evidences obligations of Borrower under, that certain Tender Offer Loan Agreement dated as of December 30, 1997, by and among Borrower, Lund International Holdings, Inc., the lending institutions listed therein and Agent (as the same may be amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of Agent's and Lenders' remedies upon the occurrence of an Event of Default (as defined therein). The Loan Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Tender Offer Note as defined in the Loan Agreement.

                    Borrower further promises to pay interest on the unpaid principal amount of each advance from time to time outstanding under the Tender Offer Loan from the date of such advance until payment in full thereof at the rate from time to time applicable to the Tender Offer Loan as determined in accordance with the Loan Agreement; provided, that upon the occurrence and during the
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          continuance of an Event of Default, as provided in the Loan
          Agreement, Borrower shall pay to the Agent, for the benefit of Lenders, interest on the principal balance of the Tender Offer Loan from time to time outstanding at the rate of interest applicable upon the occurrence and during the continuance of an Event of Default as determined in accordance with the Loan Agreement.

                    Interest charges shall be computed as set forth in the Loan Agreement and shall be payable at the rates, at the times and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand.

                    This Tender Offer Note is secured pursuant to the Loan Agreement and the Loan Documents referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

                    If a payment hereunder becomes due and payable hereunder other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. Credit for any payments made by Borrower shall, for the purpose of computing interest earned by Lenders, be given in accordance with the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lenders have received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Loan Agreement.

                    Agent shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Obligations in such manner, consistent with the terms of the Loan Agreement, as Agent deems advisable.

                    Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment. Borrower also waives all rights to notice and hearing of any kind upon the occurrence and continuance of an Event of Default prior to the exercise by Lenders, or Agent on behalf of Lenders, of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                    In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and legal expenses, incurred by the holder of this Tender Offer Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                    THIS TENDER OFFER NOTE, INCLUDING PROVISIONS REGARDING THE PAYMENT OF INTEREST, SHALL BE DEEMED TO HAVE BEEN DELIVERED AND MADE AT NEW YORK, NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                    Whenever possible each provision of this Tender Offer Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Tender Offer Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Tender Offer Note. Whenever in this Tender Offer Note reference is made to Agent, Lenders or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of any Lender, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Tender Offer Loan as permitted under the Loan Agreement. The provisions of this Tender Offer Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

                              ZEPHYROS ACQUISITION CORPORATION


                              By: /s/ Ira D. Kleinman
                                 ---------------------------------------
                              Name:  Ira D. Kleinman
                              Title:  Chairman of the Board of Directors